Exhibit 99.1

Perfect Moment Makes Key New Production Hires to Support Growth in Luxury Outerwear

LONDON—March 4, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, has expanded its product development and production team with the appointment of three seasoned professionals. The appointments include:

●	Rui Morgadinho - Head of Production & Quality Assurance
●	Samantha Argotti - Head of Product
●	Angela Sobral - Head of Sourcing

The group had contributed to the rapid growth of Canada Goose (NYSE, TSX:GOOS), a leading peer in the luxury outerwear market with revenues up 48% over the past four years, topping C$1.3 billion in FY2024. The team is now looking to deliver a similar growth trajectory for Perfect Moment.

“We believe these new hires dramatically strengthen our product development and production capabilities as we continue our strategic expansion into the larger and faster-growing luxury outerwear market,” stated Perfect Moment president and chief creative officer, Jane Gottschalk. “We expect each of them to play key roles as we work to broaden our brand appeal from the slope to the city and extend our traditional fall/winter selling season to throughout the year.”

The expanded production team will report directly to Vittorio Giacomelli, former vice president of product and sourcing at Canada Goose who recently joined Perfect Moment. His decades of expertise in design, product development, and sourcing is expected to take a central role in aligning the company’s production strategy with its high-growth objectives.

“Vittorio’s leadership of this talented group gives me great confidence that we will deliver unparalleled quality and design to our customers and partners around the world,” added Gottschalk.

According to Giacomelli: “I believe this fantastic assembly of my former team members represents a significant turning point for Perfect Moment’s growth outlook, particularly given their historic achievements. I see their collective expertise playing an instrumental role in enhancing quality, improving efficiency, and optimizing margins-each key pillars for our continued expansion from our strong base in luxury performance skiwear into the luxury outerwear market. Our goal is that this amazing ‘Dream Team’ will be the driving force for delivering product excellence and operational success.”

Chath Weerasinghe, Perfect Moment’s new CFO and COO who also recently joined from Canada Goose, commented: “We believe that all of us now together at Perfect Moment marks the beginning of a new transformative stage for the company, factors we believe that should enable us to cost-effectively scale production while enhancing margins. We believe we are now well positioned to build an exceptionally strong production infrastructure that supports our high goals and aspirations for global expansion and product excellence.”

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2032, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2033, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact